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                                                                    EXHIBIT 99.1

                              LC ACQUISITION CORP.
                             SUBSCRIPTION AGREEMENT




LC Acquisition Corp.
c/o Union Square Partners, Ltd.
200 Park Avenue South
New York, New York 10003

Ladies and Gentlemen:

         The undersigned subscriber or subscribers (hereinafter the "Investor") has received certain information including portions of a confidential Investment Summary regarding the opportunity for investment in LC Acquisition Corp., a California corporation (the "Corporation").

                    The Corporation is offering 325,000 shares of Series B Preferred Stock (the "Shares") for a purchase price of $4.00 per share.

The undersigned hereby subscribes for the purchase of the number of Shares set forth opposite the Investor's signature to this Subscription Agreement. The undersigned understands that the Shares are being offered for sale without registration under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws in reliance upon exemptions contained therein and rules and regulations promulgated thereunder, and that such reliance is based in part upon the representations, warranties, and covenants set forth herein.

     1. Subscription. Subject to the terms and conditions of this subscription agreement (the "Subscription Agreement"), the Investor hereby irrevocably subscribes for and agrees to purchase the number of Shares indicated on the signature page hereof and hereby tenders this Subscription Agreement, together with a check in the amount of the purchase price, payable to the order of "LC Acquisition Corp." The Investor agrees that this subscription shall be irrevocable and shall survive the death or disability of the Investor. The Investor understands that if this subscription is not accepted, in whole or in part, funds received by the Corporation pursuant hereto will be returned to the Investor without interest.

     2. Acceptance of Subscription. The Investor acknowledges that the Corporation has the right to accept or reject this subscription, in whole or in part, for any reason, and that this subscription shall be deemed to be accepted by the Corporation only when it is signed on its behalf. This Subscription Agreement will either be accepted or rejected, in whole or in part, as promptly as practicable. The Investor agrees that subscriptions need not be accepted in the order in which they are received. Upon rejection of this Subscription Agreement for any reason, all items and funds tendered with this Subscription Agreement shall be returned to the Investor without deduction for any fee,


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commission or expense, and this Subscription Agreement shall be deemed to be null and void and of no further force or effect.

     3. Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to and covenants with the Corporation as follows:

          (a) The Investor recognizes that an investment in the Corporation involves a high degree of risk. The Investor further recognizes that the Corporation has no financial and operating history.

          (b) The Investor has been advised that (i) there will be no market for the investment made in the Corporation and (ii) it may not be possible to readily liquidate this investment.

          (c) The Investor's overall commitment to investments which are not readily marketable is not disproportionate to its net worth; its investment in the Corporation will not cause such overall commitment to become excessive; and it can afford to bear the loss of its entire investment.

          (d) The Investor has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in its investment in the Corporation.

          (e) The Investor is familiar with the provisions of Regulation D under the Securities Act. The Investor is an "accredited investor" as that term is used in Regulation D in that: (Check one of the following)

                (i)   The Investor is a natural person whose individual net
           ----- worth, or joint net worth with his or her spouse, exceeds $1,000,000 and/or the Investor had an individual income of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 and has a reasonable expectation of reaching the same income level in the current year.

             X  (ii)  The Investor is an entity all of whose equity owners
           -----      are accredited investors.

                (iii) Other. (Describe)
           -----                       ------------------------------

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          (f) The Investor has received and reviewed carefully the applicable portions of the Investment Summary provided to the Investor and all attachments thereto including the dilution table. Except as set forth in the Investment Summary, no representations or warranties have been made to the Investor by the Corporation or any agent, officer, employee or affiliate, and in entering into this transaction the Investor is


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not relying upon any information other than that contained in such documents and the results of its own independent investigation.

          (g) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation.

          (h) The Investor confirms that all documents, records, and books pertaining to its proposed investment in the Corporation which it requested to be made available to it have been made so available.

          (i) The Investor has had an opportunity to ask questions of and receive answers from officers or representatives of the Corporation concerning the terms and conditions of this investment, and all such questions have been answered to its full satisfaction.

          (j) The Investment for which the Investor hereby subscribes will be acquired for its account for investment and not with the view toward resale or redistribution in a manner that would require registration under the Securities Act and the Investor does not now have any reason to anticipate any change in its circumstance.

          (k) The Investor understands and acknowledges that the Company may pay an advisory fee of approximately 10% of the gross proceeds from the sale of these securities to its financial advisor.

          (l) The Investor understands that no securities administrator of any state or other jurisdiction has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state or other jurisdiction has recommended or endorsed, or will recommend or endorse, this Offering.

          (m) The execution, delivery and performance by the Investor of the Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound; and, if the Investor is not an individual, will not violate any provision of the incorporation papers, bylaws, indenture of trust or partnership agreement, as applicable, of the Investor. The signatures on the Subscription Agreement are genuine; and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same; and the Subscription Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

     4. Indemnification. The Investor acknowledges that it understands the meaning and legal consequence of the representations, warranties and covenants in Paragraph 3 hereof and that the Corporation has relied upon such representations, warranties and covenants, and the Investor hereby agrees to indemnify and hold harmless the


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Corporation, its respective officers, directors, controlling persons, agents and employees, from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or covenant made by Investor herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the Investor shall in any manner be deemed to constitute a waiver of any rights granted to the Investor under Federal or state securities laws or the securities laws of any other jurisdiction. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in this Paragraph 4 shall survive the acceptance of this subscription.

     5. Restrictions on Transfer. The Investor understands the provisions regarding restrictions on withdrawal and transferability of its investment and agrees that the following restrictive legend will be placed on all certificates representing the Shares:

         THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL THE SAME HAVE BEEN REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE CORPORATION HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO IT THAT SUCH SHARES MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION.

     6. Registration and Piggyback Rights. The Company agrees that if it merges with or is acquired by a publicly traded company or files an initial or subsequent registration statement with the Securities and Exchange Commission, that the Investor will be permitted, subject only to underwriter approval, to sell all or any portion of the acquired Shares in any public transaction. The Company agrees to provide the Investor with such registration documents as may be required at any time to effect the sale of said securities, provided the Company is a publicly traded entity.

     7. Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any modifications, waiver, change, discharge or termination is sought.

     8. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the Investor, to the address set forth on the signature page hereto;

or

          (b) If to the Corporation, to the address set forth on the first page of the Subscription Agreement; or such other address as the Investor or the Corporation may hereafter have advised the other.


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     9. Binding Effect. Except as otherwise provided herein, this Subscription
Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns. If the Investor is more than one person, the obligation of such Investor shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives and assigns.

     10. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the matters set forth herein.

     11. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

     12. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the choice of law principles thereof.



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         IN WITNESS WHEREOF, this Subscription Agreement has been executed by the undersigned on this 28th day of November, 2001.


No. of Shares: 325,000               TROON & CO., an Indiana general partnership

                                      /s/ ROSS MANGANO
                                     -------------------------------------------
                                     Signature of Investor


Subscription Amount: $1,300,000      Trustee and Partner
                                     -------------------------------------------
                                     Title, if any
                                     Address:  c/o Oliver Estate
                                               112 West Jefferson Boulevard
                                               Suite 613
                                               South Bend, Indiana  46601

                                     Tax Identification or

                                     Social Security #:    35-6224723
                                                        ---------------------
ACCEPTANCE BY THE CORPORATION:

LC ACQUISITION CORP.


By:    /s/ FLOYD KEPHART
    --------------------------------------

Title:   Chairman and CEO
       -----------------------------------